EXHIBIT D


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                            GLOBAL TECHNOLOGIES, LTD.


                                CALLABLE WARRANT


                                 Warrant No. [ ]        Dated: February 16, 2000


     Global Technologies, Ltd., a Delaware corporation (the "Company"), hereby certifies that, for value received, [ ], or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ ] shares of Class A common stock, $.01 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price per share (as adjusted from time to time as provided in Section 9, the "Exercise Price") equal to the greater of (i) 120% of the average of the closing bid prices of the Common Stock for the five (5) Trading Days preceding the date hereof (as adjusted for the Stock Dividend (as defined herein) if effective prior to March 1, 2000, pursuant to Section 9(a)) and (ii) 120% of the average of the closing bid prices of the Common Stock for the five (5) Trading Days starting on and including March 1, 2000 (the "Record Price"), at any time and from time to time from and after the date hereof and through and including February 16, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

     1. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the
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Holder,  and for all other  purposes,  and the Company  shall not be affected by notice to the contrary.

     2. REGISTRATION OF TRANSFERS AND EXCHANGES.

     (a) Subject to Section 2(c), the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at the office specified in or pursuant to
Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     (c) (i) By acceptance of this Warrant, the Holder acknowledges that it is acquiring this Warrant and the Warrant Shares issuable upon exercise hereof for its own account and not with a view to or for distribution or resale, without prejudice, however to the Holder's right, subject to the provisions of the Purchase Agreement to which the original Holder and the Company are parties, of even date herewith, pursuant to which this Warrant was issued (the "Purchase Agreement"), at all times, to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable federal and state securities laws or under an exemption from such registration.

          (ii) The Holder agrees to the imprinting, so long as is required by the Purchase Agreement, of the following legend on the Warrant and Warrant
Shares:

               [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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     3. DURATION, EXERCISE AND REDEMPTION OF WARRANTS.

     (a) This Warrant shall be exercisable by the registered Holder on any business day before 8:00 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 8:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

     (b) Subject to Sections 2(b), 6 and 10, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 13 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for the Common Stock, or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

     A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

     (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

     (d) Commencing at any time after the date of the issuance of this Warrant, if (i) the closing bid price of the Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed or quoted for trading) for 20 consecutive trading days is greater than or equal to 175% of the Exercise Price as the same may be adjusted pursuant to
Section 9 hereof (a "Trigger  Period")  and (ii) the  Warrant  Shares are either

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
registered for resale pursuant to an effective registration statement naming the Holder as a selling stockholder thereunder or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for the Common Stock, then the Company shall have the right, upon 30 days' notice to the Holder given not later than five (5) Trading Days after the conclusion of any such Trigger Period (the "Redemption Notice"), to redeem all of the then issuable Warrant Shares at a price of $.01 per Warrant Share (the
"Redemption Price"), on the date set forth in the Redemption Notice, but in no event earlier than 30 days following the date of the receipt by the Holder of the Redemption Notice (the "Redemption Date"). The Holder may exercise this Warrant at any time prior to the Redemption Date. So long as any portion of the condition set forth in clause (ii) of this Section is satisfied during the entire 30 day period, any portion of this Warrant not exercised by 8:00 p.m. (New York City time) on the Redemption Date shall no longer be exercisable and shall be returned to the Company, and the Company, upon its receipt of the unexercised portion of this Warrant, shall issue therefor in full and complete satisfaction of its obligations under such remaining portion of this Warrant to the Holder an amount equal to the number of shares of Common Stock then issuable hereunder multiplied by the Redemption Price. The Redemption Price shall be mailed to such Holder at its address of record, and the Warrant shall be canceled.

     4. PIGGYBACK REGISTRATION RIGHTS. During the Effectiveness Period (as defined in the Registration Rights Agreement, of even date herewith, between the Company and the original Holder), the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The
Company will pay all registration expenses in connection therewith, except for brokerage fees and commissions.

     5. [Left intentionally blank]

     6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may

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
arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     8. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. Upon each such adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (a) If the Company, at any time while this Warrant is outstanding shall (a) pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of Common Stock or any other class of capital stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. Notwithstanding anything herein to the contrary: (A) if the Stock Dividend (as defined in the Purchase Agreement) shall become effective on or prior to March 1, 2000 then the Record Price shall not be adjusted pursuant to the terms of

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
this Section and (B) if the Stock Dividend shall become effective subsequent to March 1, 2000 then the Exercise Price (including the Record Price) shall be adjusted pursuant to the terms of this Section.

     (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 9(b) upon any exercise following any such reclassification or share exchange.

     (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 9(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's Board of Directors, in its sole discretion, in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     (d) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), entitling any person to acquire shares of Common Stock at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of

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Common Stock or Common Stock  Equivalents  would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Exercise Price made upon the issuance of
such  Common  Stock   Equivalents  been  made  on  the  basis  of  offering  for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised. The foregoing shall not apply to any transaction involving (i) issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company, (ii) the issuance of securities pursuant to an underwritten public offering, (iii) the issuance of securities upon the exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iv) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option or restricted stock plan for the benefit of the Company's employees or directors.

     (e) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled, The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

     (f) For the purposes of this Section 9, the following clauses shall also be applicable:

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          (i)  RECORD  DATE.  In case the  Company  shall  take a record  of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     (g) All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     (h) If:

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or

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close,  and the date as of which it is expected  that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in one of the following manners:

     (a) CASH EXERCISE. The Holder may deliver immediately available funds; or

     (b) CASHLESS EXERCISE. At any time after the earlier to occur of the Effectiveness Date (as defined in the Registration Rights Agreement) and the date the initial registration statement filed pursuant to the Registration Rights Agreement is declared effective by the Commission, when a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

             X = Y [(A-B)/A]

     where:

             X = the number of Warrant Shares to be issued to the Holder.

             Y = the number of Warrant  Shares with  respect to which this
                 Warrant is being exercised.

             A = the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

             B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

     11. CERTAIN EXERCISE RESTRICTIONS.

     (a) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

     (b) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

     12. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     13. NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder, including, without limitation, any Form of Election to Purchase, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103 or to facsimile number (215) 972-8183, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile and the party giving such notice has a confirmation of transmission setting forth the date and time of transmission, which was produced by the facsimile machine at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile and the party giving such notice has a confirmation of transmission setting forth the date and time of transmission, which was produced by the facsimile machine at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     14. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     15. MISCELLANEOUS.

     (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

     (b) Subject to Section 15(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

     (c) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

     (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.



                                        GLOBAL TECHNOLOGIES, LTD.

                                        By: /s/ Patrick J. Fodale
                                            ------------------------------------
                                        Name: Patrick J. Fodale
                                        Title: Vice President

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Global Technologies, Ltd.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Class A common stock, $.01 par value per share, of Global Technologies, Ltd. (the "Common Stock") and , if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                   PLEASE INSERT SOCIAL SECURITY

OR

                                   TAX IDENTIFICATION NUMBER



                         (Please print name and address)



     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


                         (Please print name and address)




Dated: ___________________ , ___     Name of Holder:



                                     (Print)

                                     (By:)

                                     (Name:)

                                     (Title:)

                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                     Check box, if applicable:

                                     [ ] The Holder intends to sell the shares
                                         of Common Stock issuable hereunder
                                         pursuant to Rule 144 promulgated under
                                         the Securities Act of 1933, as amended.

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Global Technologies, Ltd. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Global Technologies, Ltd. with full power of substitution in the premises.

Dated:

---------------, ----



                                      ---------------------------------------

                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                                      ---------------------------------------

                                      Address of Transferee

                                      ---------------------------------------

                                      ---------------------------------------


In the presence of:

--------------------------